SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]           Preliminary Proxy Statement
[  ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]           Definitive Proxy Statement
[  ]           Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

Fort Dearborn Income Securities, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

[X]           No fee required.
[  ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[  ]           Fee paid previously with preliminary proxy materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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____________________________________________________________

2)           Form, Schedule or Registration Statement No.:
____________________________________________________________

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4)           Date Filed:
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Fort Dearborn Income Securities, Inc. Notice of annual meeting of shareholders

December 6, 2013

To the shareholders:

The annual meeting of shareholders of Fort Dearborn Income Securities, Inc. (the “Fund”)  will be held on Friday, December  6, 2013 at 1:00 p.m., Central Time, at One North Wacker Drive, 38th Floor, Chicago, Illinois 60606 for the following purposes:

(1)  To elect six (6) Directors to serve until the annual meeting of shareholders in 2014, until their successors are elected and qualified or until they resign or are otherwise removed;
(2) To amend and convert the Fund’s fundamental investment policy related to investment grade debt to a non-fundamental policy;
(3) To amend the Fund’s fundamental investment restriction related to borrowing and senior securities;
(4) To amend the Fund’s fundamental investment restriction related to commodities;
(5) To eliminate the Fund’s fundamental investment restrictions related to: (a) the mortgaging, hypothecating, or pledging of assets; (b) securities on margin; (c) short sales and short positions; and (d) options; and
(6) To transact such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the meeting and any adjournments thereof if you owned Fund shares at the close of business on October 11, 2013. If you attend the meeting, you may vote your shares in person. To obtain directions to attend the meeting and vote in person, call the Fund’s proxy solicitor, Georgeson Inc., toll-free at 1-866-316-3922. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

By order of the Board of Directors, Mark F.  Kemper
Vice President and Secretary

October 17, 2013
One North Wacker Drive
Chicago, Illinois 60606

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on December 6, 2013. The proxy statement is available at www.ubs.com/us/en/ asset_management/individual_investors/closed_end_funds.html.

Your vote is important  no matter  how many shares you own.

Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. If you sign, date and return the proxy card but  give no voting  instructions,  your shares will  be voted “FOR” the proposals listed in the attached  proxy statement,  and in the proxies’ discretion, either  “FOR” or “AGAINST” any other  business that  may properly  arise at the annual meeting,  including  adjournment. In order to avoid the additional expense to the Fund of further solicitation, we ask your cooperation in mailing your proxy card promptly.

Instructions for signing proxy cards

Following are general guidelines for signing proxy cards.  By signing your proxy card properly, you can save the Fund time and money.

1. Individual accounts: Sign your name exactly as it appears in the registration on the proxy card.

2. Joint accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3. All other accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration Valid Signature
Corporate Accounts
(1) ABC Corp. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ABC Corp.
John Doe, Treasurer
(2) ABC Corp. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer . . . . . . . . . . . . . John Doe
(4) ABC Corp. Profit Sharing Plan . . . . . . . . . . . . . . . . . . . John Doe, Trustee

Partnership Accounts
(1) The XYZ Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . Jane B. Smith, Partner
(2) Smith and Jones, Limited Partnership . . . . . . . . . . . . . . Jane B. Smith, General Partner

Trust Accounts
(1) ABC Trust Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/18/78 . . . . . . . . . . . . . . . Jane B. Doe

Custodial or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA/UTMA John B. Smith
(2) Estate of John B. Smith . . . . . . . . . . . . . . . . . . . . . . . . . John B. Smith, Jr., Executor

Fort Dearborn Income Securities, Inc.

One North Wacker Drive
Chicago, Illinois 60606

Proxy statement

Annual meeting of shareholders to be held on December 6, 2013

This proxy statement is furnished to the shareholders of Fort Dearborn Income Securities, Inc. (the “Fund”)  in connection with the Board of Directors’ solicitation of proxies to be used at the annual meeting of shareholders of the Fund to be held on December 6, 2013, at 1:00 p.m., Central Time, at the principal executive offices of the Fund at One North Wacker Drive, 38th Floor, Chicago, Illinois 60606, or any adjournment or adjournments thereof. This proxy statement and the related proxy card will first be mailed to shareholders on or about October 17, 2013.

A majority of the shares outstanding and entitled to vote on October 11, 2013 represented in person or  by proxy, must be present to establish a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority.  In the event that a quorum is not present at the annual meeting, shareholders present in person or the persons named as proxies may propose one or more adjournments of the annual meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the annual meeting in person or by proxy. If the meeting is adjourned, notice need not be given of the adjourned meeting at which the adjournment is taken. At any adjourned meeting, the Fund may transact any business which might have been transacted at the original meeting.

The individuals named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you give no voting instructions, your shares will be voted FOR each of Proposals 1 through 5 and any sub-proposals therein, and, in the proxies’ discretion, either FOR or AGAINST any other business that may properly arise at the annual meeting, including questions of adjournment.  You may revoke any proxy card by attending the annual meeting in person, giving another proxy or submitting a written notice of revocation to Mark Kemper, the Fund’s  Secretary, at UBS Global Asset Management (Americas), Inc., One North Wacker Drive, Chicago, Illinois 60606. Unless you are attending the annual meeting in person, to be effective, your revocation must be received by the Fund prior to the meeting and must indicate your name and account number. If you attend the annual meeting in person you may, if you wish, vote by ballot at the meeting, thereby canceling any proxy previously given. If your shares are held by your bank or broker, then in order to vote in person at the annual meeting, you will need to obtain a “Legal Proxy” from your bank or broker and present it to the Inspector of Election at the meeting.

As of the record date, October 11, 2013, the Fund had 8,775,665 shares of common stock outstanding. The solicitation of proxies, the cost of which will be borne by the Fund, will be made by mail primarily but also may include telephone and oral communications by regular employees of UBS Global Asset Management (Americas), Inc. (“UBS Global AM”  or the “Advisor”),  who will not receive any compensation therefor from the Fund. Each full share of the Fund outstanding is entitled to one vote, and each fractional share of the Fund outstanding is entitled to a proportionate share of one vote.  The Fund has made arrangements with Georgeson Inc. to assist with solicitation of proxies, as described in the section entitled, "Solicitation of Proxies."

UBS Global AM serves as the Fund’s  investment advisor. UBS Global AM is an indirect wholly owned asset management subsidiary of UBS AG. UBS AG is an internationally diversified organization with headquarters in Zurich and Basel, Switzerland.   UBS AG operates in many areas of the financial services industry. The principal business offices of UBS Global AM are located at One North Wacker Drive, Chicago, Illinois 60606 and 1285 Avenue of the Americas, New York, New York 10019. The principal business address of UBS AG is Bahnhofstrasse 45, Zurich, Switzerland.

The Fund is sending to shareholders, in a separate mailing, the Fund’s annual report for the fiscal year ended September 30, 2013. You may obtain, without  charge, additional copies of the Fund’s annual report and semi-annual report by: (1) written  request to: UBS Global Asset Management  (Americas), Inc., Attn: Mark F. Kemper, One North Wacker
Drive, Chicago, Illinois 60606; or (2) calling the Fund’s toll-free number: 1-800-647 1568. The Fund’s annual and semi-annual reports are also available, without  charge, at www.ubs.com/us/en/asset_management/individual_investors/closed_end_funds.html.

Proposal 1. Election of directors

Proposal 1 relates to the election of Directors of the Fund.  The Advisor proposes the election of the six nominees named in the table on the following page. Each nominee has indicated his or her willingness to serve if elected. If elected, each nominee will hold office until the next annual meeting of shareholders or until his or her successor is elected and qualified, or until he or she resigns or is otherwise removed. All of the nominees currently serve as Directors of the Fund and five of the nominees were last elected Director at the Fund’s  December 2012 annual meeting of shareholders. As described more fully below, all of the nominees have significant experience managing investment vehicles. All of the Fund's nominees are also on the boards of other funds managed by UBS Global AM. They have had experience as senior officers and directors of major business corporations and other investment advisors.

Directors are elected by a plurality vote of shareholders.  Unless you give contrary instructions on the enclosed proxy card, your shares will be voted FOR the election of all six nominees. If any of the nominees should withdraw or otherwise become unavailable for election, your shares will be voted FOR such other nominee or nominees as the Advisor may recommend.

Directors, including those who are not “interested persons” of the Fund as that term is defined by the Investment Company Act of 1940, as amended (“1940 Act”) (“Independent Directors”), shall be elected by the affirmative vote of the holders of a plurality of the shares of the Fund cast in person or by proxy and entitled to vote thereon, provided a quorum is present, so that the nominees with the largest number of votes are elected as Fund Directors. There is no cumulative voting for the election of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.  None of the Directors or nominees beneficially owned 1% or more of the Fund’s common stock and none of the executive officers beneficially owned any shares of the Fund’s common stock as of October 11, 2013. In addition, the Directors and executive officers, as a group, beneficially owned less than 1% of the outstanding common stock of the Fund as of October 11, 2013.

The Nominating, Compensation and Governance Committee of the Board (the “Nominating Committee”) believes that it is in the best interests of the Fund and its shareholders to obtain highly-qualified individuals to serve as members of the Board. In assessing Directors for the Board, the Nominating Committee may consider factors such as the person’s judgment, skill, diversity and experience with investment companies and other organizations of comparable purpose, complexity and size and subject to similar legal restrictions and oversight and the interplay of a Director or candidate’s experience with the experience of other Board members. The Board believes that collectively, the Directors currently serving on the Board have balanced and diverse experience, qualifications, attributes and skills that allow the Board to effectively oversee the management of the Fund and protect the interests of shareholders. The Board noted that each Independent Director had experience serving as a director on the boards of operating companies and/or other investment companies. The Board also considered that Adela Cepeda, John J. Murphy, Edward M. Roob and J. Mikesell Thomas have or had careers in the financial services or investment industries, including holding executive positions in companies engaged in these industries, which allows these Directors to bring valuable, relevant experience as members of the Board. The Board also noted that both Frank K. Reilly and Abbie J. Smith, as Professors of Finance and Accounting, respectively, also have the relevant skills and experience to serve as members of the Board.

Listed in the table on the following page, for each nominee, is a brief description of the nominee’s experience as a Director of the Fund, as applicable, and as a director or trustee of other funds, as well as other recent professional experience.

Name, age, and address	Position(s) held with Fund	Length of time served	Principal occupation(s) during past 5 years	Number of portfolios in UBS Family of Funds Complex overseen by nominee	Other directorships held by nominee	Shares beneficially owned directly or indirectly on Sept. 30, 2013
Independent directors:
Adela Cepeda; 55 A.C. Advisory, Inc. 150 N. Wacker Drive, Suite 2160 Chicago, IL 60606	Director	Since 2000	Ms. Cepeda is founder and president of A.C. Advisory, Inc. (since 1995).	Ms. Cepeda is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.
Ms. Cepeda is director (since 2012) of BMO Financial Corp. (US Holding Company for the BMO Harris Bank N.A.), director of the Mercer Funds (9 portfolios) (since 2005) and trustee of the Morgan Stanley Smith Barney Consulting Group Capital Markets Funds (11 portfolios). Ms. Cepeda was a director of Amalgamated Bank of Chicago (from 2003 to 2012).  Ms. Cepeda was a director of the Municipal Securities Rulemaking Board (from 2010 to 2012).
[ ]
John J. Murphy; 69 268 Main Street P.O. Box 718 Gladstone, NJ 07934	Director	Since 2013	Mr. Murphy is the President of Murphy Capital Management (investment advice) (since 1983).	Mr. Murphy is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.	Mr. Murphy is a director (since 2007) of Legg Mason Equity Funds (54 portfolios); and a trustee of the Morgan Stanley Smith Barney Consulting Group Capital Markets funds (11 portfolios).	[ ]
Frank K. Reilly; 77 Mendoza College of Business University of Notre Dame Notre Dame, IN 46556-5649	Chairman and Director	Since 1993	Mr. Reilly is the Bernard J. Hank Professor of Finance in the Mendoza College of Business at the University of Notre Dame (since 1982) and is a Chartered Financial Analyst (CFA).	Mr. Reilly is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.	Mr. Reilly is a Director (since 1994) of Discover Bank, a subsidiary of Discover Financial Services and is Chairman of the Audit Committee for the Bank.	[ ]

Name, age, and address	Position(s) held with Fund	Length of time served	Principal occupation(s) during past 5 years	Number of portfolios in UBS Family of Funds Complex overseen by nominee	Other directorships held by nominee	Shares beneficially owned directly or indirectly on Sept. 30, 2013
Edward M. Roob; 79 c/o UBS Global AM (Americas) 1285 Avenue of the Americas, New York, NY 10019	Director	Since 1993	Mr. Roob is retired (since 1993).	Mr. Roob is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.	None	[ ]
Abbie J. Smith; 60 The University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637	Director	Since 2011
Ms. Smith is a Boris and
Irene Stern Professor of
Accounting in The University
of Chicago Booth School of
Business (since 1980). Formerly,
Ms. Smith was a co-founding
partner and Director of Research
of Fundamental Investment
Advisors (hedge fund) (co-founded
in 2004, commenced operations in
2008) (from 2008 to 2010).
Ms. Smith is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.
Ms. Smith is a director (since 2000) of HNI Corporation (formerly known as HON Industries Inc.) (office furniture) and a director (since 2003) and chair of the audit committee of Ryder System Inc. (transportation, logistics and supply- chain management). In addition, Ms. Smith is a trustee/director (since 2002) and a member of the audit committee and portfolio performance committee of the Dimensional Funds complex (89 portfolios).
[ ]
J. Mikesell Thomas; 62 1353 Astor Street Chicago, Illinois 60610	Director	Since 2002
Mr. Thomas is a
principal with the investment
firm Castle Creek Capital
(since 2008); and President
  and sole shareholder of Mikesell
Advisory Corp. (since 2009). He is
the former President and CEO of
 Federal Home Loan Bank of Chicago
(from 2004 to 2008) and of First
Chicago Bancorp (from 2008 to
2011). Mr. Thomas was an
 independent financial advisor
 to several corporate clients
(from 2001 to 2004).
Mr. Thomas is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.
Mr. Thomas is a director (since 1992) and chairman of the Audit Committee for Northshore University HealthSystem, a not for profit healthcare organization, and a director (since 2012) and a member of the Audit and Investment Finance Committees of HCC Holdings Inc. Mr. Thomas was previously a director of First Chicago Bancorp (from 2008 to 2010) and First Chicago Bank and Trust (from 2008 to 2010).
[ ]

Each Independent Director receives, for his or her service to the UBS Family  of Funds Complex, an annual retainer of $160,000 paid quarterly for serving as a Board member. The chairman of the Board also receives an annual retainer of $20,000 from the UBS Family  of Funds Complex for his or her service to the Board. In addition, the chairs of the Audit Committee and the Nominating Committee receive an annual retainer of $15,000 and $7,500, respectively, for their service to the Board. The UBS Family  of Funds Complex also reimburses each Director and officer for out-of-pocket expenses in connection with travel and attendance at Board meetings. No officer, director or employee of UBS Global AM or any of its affiliates presently receives any compensation from the Fund for acting as a Board member or officer.

Compensation table
Name of person, position	Aggregate compensation from the Fund*	Pension or retirement benefits accrued as part of Fund expenses	Total compensation from the Fund and the UBS Family of Funds Complex**
Adela Cepeda, Director	$5,433.52	N/A	$167,500
John J. Murphy, Director	1,374.71***	N/A	157,000
Frank K. Reilly, Director and Chairman	5,839.01	N/A	180,000
Edward M. Roob, Director	5,190.21	N/A	160,000
Abbie J. Smith, Director	5,190.21	N/A	160,000
J. Mikesell Thomas, Director	5,676.78	N/A	175,000

*    Represents fees paid for service on the Board during the fiscal year ended September 30, 2013.

** Represents fees paid for services during the fiscal year ended September 30, 2013 by four investment companies for which UBS Global AM (Americas) served as investment advisor or manager. The Fund does not have a bonus, pension, profit sharing or retirement plan.

*** Represents fees paid for service on the Fund’s Board from June 14, 2013 (date of appointment) through September 30, 2013.

Nominee ownership of fund shares
Nominee	Dollar range of equity securities in Fund†	Aggregate dollar range of equity securities in all registered investment companies overseen by nominee for which UBS Global AM serves as investment advisor or manager†
Independent Directors:
Adela Cepeda	[$1—$10,000]	[$10,001—$50,000]
John J. Murphy	[ ]	[ ]
Frank K. Reilly	[over $100,000]	[over $100,000]
Edward M. Roob	[over $100,000]	[over $100,000]
Abbie J. Smith	$0	$0
J. Mikesell Thomas	$0	$0

†   Information regarding ownership of shares of the Fund is as of September 30, 2013; information regarding ownership of shares in all registered investment companies  overseen by nominee for which UBS Global AM (Americas) or an affiliate serves as investment advisor, sub-advisor or manager is as of September 30, 2013.

As of September 30, 2013, the Independent Directors and their immediate family members did not own any securities issued by UBS Global AM or any company controlling, controlled by or under common control with UBS Global AM.

THE BOARD OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD.

Introduction to Proposals 2-5

The purpose of the proposed changes presented in Proposals 2-5 is to broaden the Fund’s investable universe of portfolio securities, diversify sources of return and provide the Fund’s investment team with more flexibility to manage the portfolio.  The proposed amendments are intended to augment and improve the current portfolio strategy by allowing the investment team to remove risks where it believes compensation is less compelling and allocate where risk premium (i.e., compensation for the risk) is attractive.

The proposed changes are also intended to allow the investment team to better manage the Fund’s earnings to gain more stability in quarterly distributions, which in turn should strengthen shareholder confidence and help support demand for the Fund’s shares. As markets evolve UBS Global AM believes that it is appropriate for the Fund to evolve as well in order to continue to meet investor objectives and remain competitive.

In addition, since the time when the Fund was created, certain legal and regulatory requirements applicable to investment companies have changed.  As a result, the Fund is subject to a number of fundamental investment restrictions that (i) are more restrictive than those required under present law; (ii) are no longer required by the federal securities laws, interpretations of the US Securities and Exchange Commission (the “SEC”), or state securities laws and regulations, as preempted by the National Securities Markets Improvement Act of 1996; or (iii) were adopted in response to regulatory, business or industry conditions that no longer exist. Under the 1940 Act, “fundamental” investment policies and restrictions may be changed or eliminated only if shareholders approve such action. The Fund’s Board is recommending that shareholders approve the amendment or elimination of certain fundamental investment restrictions for the Fund principally to update or eliminate those investment restrictions that are more restrictive than is currently required, are no longer required under the federal securities laws or are not required to be treated as “fundamental.”

The Advisor believes that there are several advantages to revising and eliminating certain of the Fund’s fundamental investment policies and restrictions at this time. First, by reducing the total number of fundamental investment restrictions and/or updating their language now, the Fund may be able to minimize the costs and delays associated with obtaining future shareholder approval to revise fundamental investment restrictions that have become outdated or inappropriate. Second, the Advisor believes that the portfolio managers’ ability to manage the Fund’s assets in a changing investment environment may be enhanced because the Fund, to the extent it is currently subject to more restrictive or outdated restrictions, will have greater investment management flexibility to respond to market, industry, regulatory or technical changes by seeking Board, rather than shareholder, approval when necessary to revise certain investment policies or strategies.

Although the proposed changes will give the Fund greater flexibility to respond to possible future investment opportunities, the Advisor also does not anticipate that these proposals, individually or in the aggregate, will result in a material change in the current level of investment risk associated with an investment in the Fund at this time.  However, should the Advisor believe that the way the Fund is managed in the future should be adjusted, the Advisor would continue to request approval by the Board of any such material modification.

UBS Global AM also proposes to adjust these fundamental investment policies and restrictions to allow the Fund to utilize derivative instruments to more efficiently manage its exposures.  Derivatives have become an integral tool in modern investment management. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, or index, and may relate to bonds, interest rates, currencies, and related indexes. Derivative use within the Fund is not meant to materially change the investment process or the Fund’s investment strategy, but rather to arm the investment team with additional tools to more precisely target and efficiently manage various risks the Fund may be exposed to, thus seeking to improve the Fund’s overall risk-adjusted results. Some of the advantages derivatives can provide include, but are not limited to: greater flexibility of portfolio construction, a wider array of tools to manage overall portfolio risk, the ability to precisely target individual risk exposures, the ability to broaden the investable universe, the ability to more efficiently gain/reduce exposure with less portfolio disruption and potentially cheaper trading cost, and the ability to take advantage of price differences between bond securities and related derivatives.

Derivative instruments, used for both hedging and investment purposes, can be generally segmented into three categories according to the risks typically associated with fixed income investing: interest rate, credit and currency.  Interest rate futures, swaps, and options on interest rate instruments (e.g., options on futures, swaps, etc.) will be primarily utilized to manage the Fund’s duration and yield curve positioning, effectively allowing the investment team to efficiently and precisely adjust exposure without necessarily being forced to turnover the portfolio or give up higher coupon longer maturity bonds.  Total return swaps, credit default swaps, credit linked securities and options on credit default swaps will be primarily utilized to facilitate management of the Fund’s exposure (such as adding or reducing risk) across fixed income credit markets, sectors or issuers.  Currency forwards, swaps and options will be primarily utilized to adjust the Fund’s foreign currency exposure. At this time, these instruments will be utilized to hedge obligations denominated in foreign currencies back to the US dollar.

Currently the Fund does not utilize derivatives and therefore when the investment team seeks to adjust the Fund’s interest rate exposure they are required to sell/buy individual bonds. For example, to reduce the Fund’s duration (measure of the sensitivity of a fixed income portfolio to change in interest rates) the investment team typically would sell securities with longer maturities and purchases securities with shorter maturities, this in effect can also lower the level of net investment income the Fund can earn as longer maturity debt typically is offered with higher coupon than shorter maturity debt. In this instance, utilizing derivatives the investment team can reduce the portfolio’s interest rate sensitivity, without having to sell bonds. This could allow the Fund to maintain higher net investment income run rate while potentially reducing trading cost. The Fund can also use interest rate derivatives, such as a future, to add back interest rate exposure, thus allowing the investment team to be more tactical in implementation of their investment views on interest rate markets. Similarly, credit derivatives can be utilized to either add or reduce the Fund’s exposure across various fixed income credit markets.

Use of derivatives entails risks, including but not limited to additional credit risk (e.g., counterparty risk), basis risk (e.g., imprecise tracking of the underlying asset/reference rate), leverage risk associated with financial instruments used for directional or investment purposes, potential liquidity risk and mispricing risk or valuation complexity. The investment team weigh risks against anticipated benefits in making investment decisions for the Fund.

The approval of Proposals 2 through 5 requires the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the outstanding shares of the Fund present at the Meeting, if the holders of more than 50% of the Fund’s outstanding shares are present or represented by proxy.  Abstentions and broker non-votes will be treated as votes present at the Meeting, but will not be treated as votes cast, and therefore may have the same effect as a vote “against” Proposals 2 through 5.   If Proposals 2, 3, or 4, or any or all of the Sub-Proposals within Proposal 5 are not approved by Fund shareholders, the current fundamental investment restriction(s) to which such Proposal or Sub-Proposal relates will remain in effect for the Fund.

A comparison of the Fund’s current fundamental investment policies and restrictions and the proposed changes being presented in Proposals 2-5 follow:

Proposal	Subject	Current Language	Proposed Changes	Reasons for Proposed Changes
2	Investment grade debt
The Company may not have less than 75% of the Company’s total assets in (i) straight debt obligations which at the time of purchase re rated in the four highest grades as determined by Moody’s Investors Services, Inc. (“Moody’s”) or Standard & Poor’s Corporation (“S&P”); (ii) obligations of, or guaranteed by, the United States Government, its agencies or instrumentalities; (iii) obligations of, or guaranteed, by, national or state banks or bank holding companies which either are rated in the four highest grades by Fitch Investors Services, Inc. (“Fitch”) or if not rated by Fitch are considered by the Investment Advisor to have an investment quality comparable to securities which may be purchased under (i) above; (iv) commercial paper which at the time of its purchase is rated prime or its equivalent; and (v) cash or cash equivalents.

Convert to non-fundamental and amend policy to state instead:
The Company may not have less than 75% of the Company’s total assets in, non-convertible fixed income securities which at the time of purchase are considered investment grade by being rated in the four highest grades as determined by Moody’s Investors Services, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”); Fitch Ratings, Inc. (“Fitch”) or if not rated are considered by the Investment Advisor to be of comparable investment quality.  For purposes of this policy, the Company’s investment in investment grade, non-convertible fixed income securities may include corporate debt securities of US and non-US issuers, securities of the US government, its agencies and government-sponsored enterprises, securities guaranteed by the US government, obligations of non-US governments or their subdivisions, agencies and government-sponsored enterprises, obligations of international agencies or supranational entities, mortgage-backed securities, asset-backed securities, commercial paper and cash or cash equivalents.
To modernize the policy and provide the Fund with greater flexibility
3	Borrowing and senior securities
The Company may not issue or sell any class of its senior securities or borrow money, except (i) from banks for temporary or emergency purposes, and then not in excess of 5% of the value of its total assets, and (ii) as described in the Prospectus under “Risk Factors – Leverage and Borrowing.”

Amend restriction to state instead:
The Company may not borrow money or issue senior securities, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.
To modernize the Fund’s restrictions, enable the Fund to engage in derivatives and provide the Fund with greater flexibility

Proposal	Subject	Current Language	Proposed Changes	Reasons for Proposed Changes
4	Commodities	The Company may not purchase or sell commodities or commodity contracts.
Amend restriction to state instead:
The Company may not purchase or sell commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent the Fund from:  (a) engaging in transactions involving currencies and futures contracts and options thereon; (b) investing in securities or other instruments that are linked to or secured by physical commodities or by indices; and (c) purchasing or selling commodity-linked derivative instruments, including, but not limited to, swap agreements and commodity-linked structured notes, options, and futures contracts with respect to indices or individual commodities.
To modernize the Fund’s restrictions, enable the Fund to engage in derivatives and provide the Fund with greater flexibility
5(a)	Mortgage, hypothecate or pledge assets	The Company may not mortgage, pledge or hypothecate any assets except to secure temporary or emergency borrowing and then only to an extent not greater than 15% of its total assets.	Eliminate restriction	To modernize the Fund’s restrictions, enable the Fund to engage in derivatives and provide the Fund with greater flexibility
5(b)	Securities on margin	The Company may not purchase securities on margin (but the Company may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).	Eliminate restriction	To modernize the Fund’s restrictions, enable the Fund to engage in derivatives and provide the Fund with greater flexibility
5(c)	Short sales and short positions	The Company may not make short sales of securities or maintain a short position.	Eliminate restriction	To modernize the Fund’s restrictions, enable the Fund to engage in derivatives and provide the Fund with greater flexibility
5(d)	Options	The Company not invest in or write puts, calls or combinations thereof.	Eliminate restriction	To modernize the Fund’s restrictions, enable the Fund to engage in derivatives and provide the Fund with greater flexibility

Proposal 2. The amendment and conversion of the fundamental investment policy related to investment grade debt to a non-fundamental policy.
Proposal 2 relates to the amendment and conversion to non-fundamental of the Fund’s fundamental investment policy related to investment grade debt.

A number of the Fund’s investment policies are linked to credit ratings, including the Fund’s investment policy to invest 75% of the Fund’s total assets in debt obligations that at the time of purchased are rated in the four highest credit rating grades of Moody’s and S&P (the “75% Policy”).  The current text of the Fund’s 75% Policy is provided in the summary table above.  UBS Global AM is requesting that shareholders approve changes to these credit-linked policies by adding an explicit reference to a third ratings agency, Fitch Ratings, Inc. (“Fitch”). The current ratings policies relate back to 1993, when the Fund’s prospectus was last updated in connection with a rights offering.  Since then, Fitch has established itself as the third major ratings agency and is viewed by UBS Global AM as being as reliable as the other two ratings organizations. Fitch may issue ratings in some markets or on some securities that are not covered to the same extent by the other two rating agencies.

These changes, if approved, would make the Fund’s investment parameters more consistent with many fixed income funds and would also better align the Fund with the Barclays benchmark indices, which since July 2005, have incorporated Fitch, in addition to Moody’s Investors Services, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services (“S&P”), into their index rules on credit quality.

In addition to adding Fitch ratings, UBS Global AM and the Board also propose changes to modernize the language of the Fund’s 75% Policy to  make it more streamlined.  The changes to the Fund’s 75% Policy will still require the Fund to invest at least 75% of its assets in investment grade securities.   The proposed amended investment restriction presented in Proposal 2 is as follows:

The Company may not have less than 75% of the Company’s total assets in, non-convertible fixed income securities which at the time of purchase are considered investment grade by being rated in the four highest grades as determined by Moody’s Investors Services, Inc. (“Moody’s”), Standard & Poor’s Ratings Services (“S&P”) or Fitch Ratings, Inc. (“Fitch”) or if not rated are considered by the Investment Advisor to be of comparable investment quality.  For purposes of this policy, the Company’s investment in investment grade, non-convertible fixed income securities may include corporate debt securities of US and non-US issuers, securities of the US government, its agencies and government-sponsored enterprises, securities guaranteed by the US government, obligations of non-US governments or their subdivisions, agencies and government-sponsored enterprises, obligations of international agencies or supranational entities, mortgage-backed securities, asset-backed securities, commercial paper and cash or cash equivalents.

The Fund’s investment policy related to investment grade debt is currently designated as fundamental, meaning that such policy may not be changed or modified without shareholder approval. However, this investment policy is not required by the federal securities laws to be treated as fundamental and, therefore, the Board is recommending that such investment policy be reclassified as non-fundamental, meaning that it may be changed by the Fund’s Board in the future without shareholder approval. The Board and UBS Global AM believe that the ability to make changes to this investment policy in the future should it become outdated or inappropriate would allow the Fund to minimize costs and delays associated with future shareholder meetings as well as more promptly respond to market changes as it becomes necessary. Therefore, the Board is recommending that the above listed fundamental investment policy be reclassified as non-fundamental.

THE BOARD OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Proposal 3. The amendment of the Fund’s fundamental investment restriction related to borrowing and senior securities.
Proposal 3 relates to the amendment of the Fund’s fundamental investment restriction related to borrowing and senior securities.  The 1940 Act requires a fund to have an investment policy describing its ability to borrow and issue senior securities. A “senior security” is an obligation of a fund, with respect to its earnings or assets, that takes precedence over the claims of the fund’s shareholders with respect to the same earnings or assets. The proposed amended investment restriction presented in Proposal 3 is as follows:

The Company may not borrow money or issue senior securities, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

The 1940 Act imposes certain limitations on senior securities and the borrowing activities of investment companies. In addition, a fund’s limitations relating to the issuance of senior securities and borrowing must be designated as fundamental.

The Fund’s current investment restriction prohibits the issuance of senior securities and limits permissible borrowing to be only from banks for temporary or emergency purposes and also limits the amount of money that may be borrowed by the Fund to 5% of the Fund’s total assets or as described in the Fund’s prospectus.  The proposed amended investment restriction presented in Proposal 3, reflects more modern language which would prohibit issuing senior securities or borrowing money, except to the extent permitted by the 1940 Act or any rule, exemption or interpretation thereunder issued by the SEC. Amending this investment restriction, would allow the Advisor to utilize derivative instruments to more efficiently manage the Fund’s exposures, as described in greater detail above in “Introduction to Proposals 2-5.”   For example, by utilizing derivatives, the investment team could reduce the portfolio’s interest rate sensitivity, without having to sell bonds.  However, notwithstanding the flexibility provided by the proposed revisions, the Fund will remain subject to limitations established from time to time by the Board regarding the use of derivatives.

Finally, amending the borrowing and senior securities restrictions will modernize the language of the restriction and remove any ambiguity with respect to the Fund’s ability to engage in structural leverage (e.g., borrowing from a bank for investment purposes), if it is determined that such leverage would be beneficial at some time in the future. At this time, the Advisor does not intend to engage in structural leverage (such as borrowing from a bank for investment purposes); however, should the Board and UBS Global AM decide to implement such strategies in the future, the Fund’s shareholders will be notified in writing.

THE BOARD OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

Proposal 4. The amendment of the Fund’s fundamental investment restriction related to commodities.
Proposal 4 relates to the amendment of the Fund’s fundamental investment restriction related to commodities.  The proposed amended investment restriction presented in Proposal 3 is as follows:

The Company may not purchase or sell commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent the Fund from:  (a) engaging in transactions involving currencies and futures contracts and options thereon; (b) investing in securities or other instruments that are linked to or secured by physical commodities or by indices; and (c) purchasing or selling commodity-linked derivative instruments, including, but not limited to, swap agreements and commodity-linked structured notes, options, and futures contracts with respect to indices or individual commodities.

Under the 1940 Act, a fund’s investment policy relating to the purchase and sale of commodities must be fundamental. The most common types of commodities are physical commodities such as wheat, cotton, rice and corn. Under the federal securities and commodities laws, certain financial instruments such as futures contracts and options thereon, including currency futures or interest rate futures, may, under limited circumstances, also be considered to be commodities.

The amendments presented in Proposal 4 would allow the Advisor to purchase or sell non-physical commodities or commodity contracts under certain circumstances, such as in conjunction with certain derivative transactions.  By amending the investment restriction, the Fund would not be unnecessarily limited if its portfolio management team determines that purchasing or selling commodities in the future is in the best interests of the Fund and its shareholders.

Amending the Fund’s fundamental investment restriction related to commodities would allow the Advisor to utilize derivative instruments to more efficiently manage the Fund’s exposures.  However, notwithstanding the flexibility provided by the proposed revisions, the Fund will continue to be subject to limitations established from time to time by the Board regarding the use of derivatives. The Fund does not intend to utilize derivatives to gain exposure to traditional physical commodities such as wheat or cotton; rather it seeks to utilize derivative instruments to more efficiently manage typical risks apparent in fixed income investing such as interest rate, credit and currency risks.  Please see “Introduction to Proposals 2-5” for more detail on the Fund’s intended use of derivatives.

THE BOARD OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

Proposals 5(a)-(d). The elimination of certain fundamental investment restrictions.

Proposals 5(a) through (d) relate to the elimination of certain fundamental investment restrictions.  Specifically, Proposal 5(a) relates to the elimination of the Fund’s fundamental investment restriction related to the mortgaging, hypothecating, or pledging of assets.  This fundamental investment restriction may limit the ability of the Fund to enter into certain transactions that may be considered to involve the pledge of the Fund’s portfolio securities. For example, in connection with entering into certain swap or futures transactions, the Fund’s obligations to perform under such contracts may be considered to involve the pledge of the Fund’s assets.  Current 1940 Act restrictions on issuing senior securities and borrowing will continue to limit the ability of the Fund to pledge or mortgage its assets.

Proposal 5(b) relates to the elimination of the Fund’s fundamental investment restriction related to securities on margin. Proposal 5(c) relates to the elimination of the Fund’s fundamental investment restriction related to short sales and short positions.  Proposal 5(d) relates to the elimination of the Fund’s fundamental investment restriction related to options.

As described in greater detail in “Introduction to Proposals 2-5” above, the fundamental investment restrictions that are being proposed to be eliminated in Proposals 5(a) through (d) are outdated provisions that are no longer required under applicable law.  In addition, these fundamental investment restrictions may limit the ability of the Fund to enter into certain transactions, such as using credit derivatives to add or reduce the Fund’s exposure across various fixed income credit markets, for example, that may otherwise be permissible under applicable law.  By eliminating unnecessary investment restrictions such as the restrictions presented in Proposals 5(a) through (d), the Fund’s portfolio management team seeks to gain greater flexibility to respond to industry and regulatory developments and minimize future Fund costs.

THE BOARD OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSALS 5(A)-(D).

Additional information

Information concerning independent registered public accounting firm

The Fund’s  financial statements for the fiscal year ended September 30, 2013 were audited by Ernst  & Young LLP (“Ernst & Young”), independent registered public accounting firm. In addition, Ernst &  Young prepares the Fund’s  federal and state annual income tax returns and provides certain non-audit services. The Audit Committee has considered whether the provision of those non-audit services is compatible with maintaining Ernst & Young’s  independence. In the past two fiscal years, the Audit Committee did not approve any services provided by Ernst & Young pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Board of Directors of the Fund has selected Ernst & Young as the independent registered public accounting firm for the Fund for the fiscal year ending September  30, 2013. Ernst & Young has been the Fund’s  independent registered public accounting firm since the fiscal year ended September 30, 2001. Ernst & Young has informed the Fund that it has no material direct or indirect financial interest in the Fund.

Representatives of Ernst & Young will be present at the meeting via telephone.

Audit fees

For the fiscal years ended September 30, 2013 and September 30, 2012, the aggregate Ernst & Young audit fees for professional  services rendered to the Fund were approximately $[    ] and $36,800, respectively.

Fees included in the audit fees category are those associated with the annual audits of financial statements and services that are normally provided in connection with statutory and regulatory filings.

Audit-related fees

In each of the fiscal years ended September 30, 2013 and September 30, 2012, the aggregate audit- related fees billed by Ernst & Young for services rendered to the Fund that are reasonably related to the performance of the audits of the financial statements, but not reported as audit fees, were approximately $[    ] and $3,700, respectively.

Fees included in the audit-related fees category are those associated with reading and providing comments on the semi-annual statements.

There were no audit-related fees required to be approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X during the fiscal years indicated above.]

Tax fees

In each of the fiscal years ended September 30, 2013 and September 30, 2012, the aggregate tax fees billed by Ernst & Young for professional  services rendered to the Fund were approximately $[    ] and $4,950, respectively.

Fees included in the tax fees category comprise all services performed by professional staff in the independent accountant’s  tax division except those services related to the audits. This category comprises fees for tax return preparation, review of excise tax calculations and FIN 48 review.

[There were no tax fees required to be approved pursuant to paragraph (c)(7)(ii) of Rule 201 of Regulation S-X during the fiscal years indicated above.]

All other fees

In each of the fiscal years ended September 30, 2013 and September 30, 2012, [there were no fees billed by Ernst & Young for products and services, other than the services reported above, rendered to the Fund.]

Fees included in the “all  other fees” category would consist of services related to internal control reviews, strategy and other consulting, financial information systems design and implementation, consulting on other information systems, and other tax services unrelated to the Fund.

[There were no “all  other fees” required to be approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X during the fiscal years indicated above.]

Pre-approval policies and procedures

The Audit Committee Charter contains the Audit Committee’s  pre-approval policies and procedures. Reproduced below is an excerpt from the Audit Committee Charter regarding pre-approval policies and procedures:

To carry out its purposes, the Audit Committee shall have the following duties and powers:

(a) To pre-approve the engagement of, and to recommend to the Board the engagement, retention or termination of, the independent auditors to provide audit, review or attest services to the Fund, and, in connection therewith, to review and evaluate the capabilities and independence of the auditors, and receive the auditors’ specific representations as to their independence. In evaluating the auditor’s  qualifications, performance and independence, the Committee must, among other things, obtain and review a report by the auditors, at least annually, describing the following items: (i) all relationships between the independent auditors and the Fund, as well as with the Fund’s  investment advisor or any control affiliate of the investment advisor that provides ongoing services to the Fund; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) the audit firm’s  internal quality control procedures.

(b) To pre-approve all non-audit services to be provided to the Fund by the independent auditors when, without  such pre-approval, the auditors would not be independent of the Fund under applicable federal securities laws, rules or auditing standards.

(c) To pre-approve all non-audit services to be provided by the Fund’s  independent auditors to the Fund’s  investment advisor or to any entity that controls, is controlled by or is under common control with the Fund’s  investment advisor (“advisor affiliate”)  and that provides ongoing services to the Fund, when, without  such pre-approval by the Committee, the auditors would not be independent of the Fund under applicable federal securities laws, rules or auditing standards.

(d) To establish, if deemed necessary or appropriate as an alternative to Committee pre- approval of services to be provided by the independent auditors as required by paragraphs (b) and (c) above, policies and procedures to permit such services to be pre-approved by other means, such as by action of a designated member or members of the Committee, subject to subsequent Committee review or oversight.

(e) To consider whether the non-audit services provided by the Fund’s  independent auditor to the Fund’s  investment advisor or any advisor affiliate that provides on-going services to the Fund, which services were not pre-approved by the Committee, are compatible with maintaining the auditors’ independence.

Aggregate non-audit fees

For the fiscal years ended September 30, 2013 and September 30, 2012, the aggregate non-audit fees billed by Ernst & Young of $[   ] and $184,022, respectively, included non-audit services rendered on behalf of the Fund of $[   ] and $8,650, respectively, and non-audit services rendered on behalf of the Fund’s  Advisor (not including any sub-advisor whose role is primarily portfolio management and is subcontracted with or overseen by another investment advisor) and any entity controlling, controlled by, or under common control with the Advisor that provides ongoing services to the Fund of $[   ] and $175,372, respectively.

The Audit Committee has considered whether the provision of non-audit services that were rendered to  the Advisor (not including any sub-advisor whose role is primarily portfolio management and is subcontracted with or overseen by another investment advisor), and any entity controlling, controlled by, or under common control with the Advisor that provides ongoing services to the Fund that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X is compatible with maintaining Ernst & Young’s  independence.

Additional information about the Board of Directors

The Board of the Fund meets in person at least four times each year. At each in-person meeting, the Independent Directors meet in executive  session to discuss matters outside the presence of the Advisor. In addition, the Board holds special telephonic meetings throughout the year and the Independent Directors also discuss other matters on a more informal basis at other times.

The Board of Directors (the “Board”)  of the Fund met nine times during the fiscal year ended September 30, 2013. Each Director attended 75% or more of the Board meetings during the last fiscal year. In addition, no Directors attended less than 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees on which such Director served during the fiscal year ended September 30, 2013.

The Fund’s  Directors are not required to attend the Fund’s  annual meetings. All five of the then current Directors attended the annual meeting of shareholders in 2012.

The Board of Directors of the Fund is responsible for establishing the Fund’s  policies and for overseeing the management of the Fund. The Board of Directors elects the officers of the Fund, who, along with third party service providers, are responsible for administering the day-to-day operations of the Fund. The Board of Directors of the Fund is comprised entirely of Independent Directors that are not considered to be “interested persons” by reason of their relationship with UBS Global AM or otherwise as defined under the 1940 Act. Frank K. Reilly, an Independent Director, is Chairman of the Board. As Chairman of the Board, Mr. Reilly approves  agendas for Board meetings and generally facilitates communication and coordination among the Independent Directors and between the Independent Directors and the Advisor. Mr. Reilly also acts as liaison between the Fund’s  Chief Compliance Officer and the Independent Directors with respect to compliance matters between scheduled Board meetings.

The Board has three standing committees, an Audit Committee, a Performance Committee and the Nominating  Committee. As described below, through these Committees, the Independent Directors have direct oversight of the Fund’s accounting and financial reporting policies, historical and ongoing performance, the selection and nomination of candidates to the Fund’s  Board and the Fund’s  governance procedures.

The Fund’s  Audit Committee is responsible for, among other things: (i) selecting, overseeing and setting  the compensation of the Fund’s  independent registered public accounting firm; (ii) overseeing the Fund’s  accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Fund’s  financial statements and the independent audits thereof; and (iv) acting as a liaison between the Fund’s  independent registered public accounting firm and the full Board of Directors. A copy of the Audit Committee Charter was included as an appendix to the 2011  proxy statement. In fulfilling its duties, the Audit Committee has: (a) reviewed and discussed the Fund’s  audited financial statements with UBS Global AM; (b) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (c) received certain written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed the independent auditors’ independence with them; and (d) based upon its review of the above, recommended to the Board that the Fund’s  audited financial statements be included in the Fund’s  annual report to shareholders for the fiscal year ended September 30, 2012. It is anticipated the Audit Committee will conduct similar discussions and review for the fiscal year ended September 30, 2013. The Audit Committee currently consists of Mmes. Cepeda and Smith and Messrs. Reilly, Roob and Thomas, none of whom have any relationship to the Fund that may interfere with the exercise of their independence from the Advisor or the Fund and each of whom is independent as defined under listing standards of the NYSE applicable to closed-end funds. Each member of the Fund’s  Audit Committee is also a member of a similar committee established by the boards of certain other investment companies for which UBS Global AM or an affiliate serves as investment advisor, sub-advisor or manager. The Audit Committee met five times during the fiscal year ended September 30, 2013.

The Fund’s  Performance Committee has the responsibility, among other things, to: (i) review quarterly reports on the investment performance of the Fund; (ii) review the investment performance benchmarks and peer group comparisons and any proposed changes to such benchmarks or peer groups for the Fund; (iii) review and consider proposed changes to investment objectives and strategies  and the use of new financial instruments for the Fund; and (iv) review the kind, scope and format of, and the time periods covered by, the investment performance data and related reports. The Performance Committee currently consists of Ms. Smith and Mr. Reilly, neither of whom have any relationship to the Fund that may interfere with the exercise of their independence from the Advisor or the Fund. Each member of the Fund’s  Performance Committee is also a member of a similar committee established by the boards of certain other investment companies for which UBS Global AM or an affiliate serves as investment advisor or manager. The Performance Committee met three times during the fiscal year ended September 30, 2013.

The Board’s  Nominating Committee also acts pursuant to a written charter (“Nominating, Compensation and Governance Committee Charter”). The Nominating Committee is responsible for, among other things, selecting, evaluating and recommending to the Board candidates to be nominated  as additional Independent Directors of the Board, periodically reviewing the composition of the Board, periodically reviewing Board governance procedures and recommending any appropriate changes thereto and periodically reviewing the compensation structure for Independent Directors. A copy of the Nominating, Compensation and Governance Committee Charter is included as Appendix A. The Nominating Committee currently consists of Mmes. Cepeda and Smith and Messrs. Reilly, Roob and Thomas, none of whom is an “interested person” for purposes of the 1940 Act, and all of whom are independent as defined under listing standards of the NYSE applicable to closed-end funds. The Nominating Committee met three times during the fiscal year ended September 30, 2013.

In nominating candidates, the Nominating Committee believes that no specific qualifications or disqualifications are controlling or paramount, or that specific qualities or skills are necessary for each candidate to possess. In identifying and evaluating nominees for Director, the Nominating Committee takes into consideration such factors as it deems appropriate. These factors may include: (i) whether or not the person is an “interested person” as defined in the 1940 Act, meets the applicable independence and experience requirements of the NYSE and is otherwise qualified under applicable laws and regulations to serve as a member of the Board; (ii) whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, UBS Global AM, other Fund service providers or their affiliates; (iii) whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Board member; (iv) the person’s  judgment, skill, diversity and experience with investment companies and other organizations of comparable purpose, complexity and size and subject to similar legal restrictions and oversight; (v) the interplay of the candidate’s  experience with the experience of other Board members; and (vi) the extent to which the candidate would be a desirable addition to the Board and any committees thereof.

While the Nominating Committee is solely responsible for the selection and recommendation to the Board of Board candidates, the Nominating Committee will consider nominees recommended by Qualifying Fund Shareholders if a vacancy occurs among those board members who are independent board members. A Qualifying Fund Shareholder is a shareholder that: (i) owns of record, or beneficially through a financial intermediary, 1/2 of 1% or more of the Fund’s  outstanding shares and (ii) has been a shareholder of at least 1/2 of 1% of the Fund’s  total outstanding shares for 12 months or more prior to submitting the recommendation to the Nominating Committee. In order to recommend a nominee, a Qualifying Fund Shareholder should send a letter to Adela Cepeda, the chairperson of the Nominating Committee, care of Mark Kemper, Secretary of the Fund, at UBS Global Asset Management (Americas), Inc., One North Wacker Drive, Chicago, Illinois 60606. The Qualifying Fund Shareholder’s  letter should include: (i) the name and address of the Qualifying Fund Shareholder making the recommendation; (ii) the number of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (iii) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (iv) the name and address of the nominee; and (v) the nominee’s  resume or curriculum vitae.

The Qualifying Fund Shareholder’s  letter must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders. The Nominating Committee may also seek such additional information about the nominee as it considers appropriate, including information relating to such nominee that is required to be disclosed in solicitations or proxies for the election of board members.

The Board also at times creates other committees of Board members to assist in the evaluation of specific matters. The Independent Directors have also engaged independent legal counsel, and have from time to time engaged consultants and other advisors to assist them in performing their oversight responsibilities.

Shareholders may send other communications to the Board by sending a letter to the chairman of the Board of Directors, Mr. Frank K. Reilly, care of Mark Kemper, Secretary of the Fund, at UBS Global Asset Management (Americas), Inc., One North Wacker Drive, Chicago, Illinois 60606. The chairman of the Board of Directors will relay shareholder communications to the other Board members.

The Board believes that the existing Board structure for the Fund is appropriate because it allows the Independent Directors to exercise independent judgment in evaluating the governance of the Fund and performance of the Fund’s  service providers.

Board oversight of risk management

The Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by Fund management and the Advisor. These reports address certain investment, valuation and compliance matters. The Board also may receive special written reports or presentations on a variety of risk issues, either upon the Board’s  request or upon the initiative of the Advisor, including discussions with the Advisor’s  Chief Risk Officer. In addition, the Audit Committee of the Board meets at least annually with the Advisor’s  internal audit group to discuss the results of the internal audit group’s  examinations of the functions and processes of UBS Global AM that affect the Fund and to be advised regarding the internal audit group’s  plans for upcoming audits.

With respect to investment risk, the Board receives regular written reports describing and analyzing the investment performance of the Fund. The Board discusses these reports and the performance of the Fund and investment risks with the Advisor at the Board’s  regular meetings. To the extent that the Advisor seeks to change the Fund’s  investment strategy that may have a material impact on the Fund’s  risk profile or invest in a new type of security or instrument, the Board generally is provided information on such proposed changes for the Board’s  approval.

With respect to valuation, the Advisor provides regular written reports to the Board that enables the Board to monitor fair valued securities in the Fund. Such reports also include information concerning illiquid securities held by the Fund. In addition, the Audit Committee reviews valuation procedures and pricing results with the Fund’s  independent registered public accounting firm in connection with such Committee’s  review of the results of the audit of the Fund’s  year-end financial statements.

With respect to compliance risks, the Board receives regular compliance reports prepared by the Advisor’s  compliance group and meets regularly with the Fund’s  Chief Compliance Officer (“CCO”)  to discuss compliance  issues, including compliance risks. As required under SEC rules, the Independent Directors meet at least quarterly in executive  session with the CCO, and the Fund’s  CCO prepares and presents an annual written compliance report to the Board. The Board adopts compliance policies and procedures for the Fund and receives information about the procedures in place for the Fund’s  service providers. The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

At the request of the Board, the Advisor also has provided presentations to the Board with respect to the Advisor’s  operational risk management.

Executive officers

Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board. None of the Fund’s officers currently receive any compensation from the Fund. The executive officers of the Fund are:

Name, address and age	Position(s) held with the Fund	Term of office† and length of time served	Principal occupation(s) during past 5 years

Joseph J. Allessie* Age: 48	Vice President and Assistant Secretary	Since 2005
Mr. Allessie is an executive director (since 2007) (prior to which he was a director (since 2005)) and deputy general counsel (since 2005) at UBS Global Asset Management (US) Inc. (“UBS Global AM (US)”) and UBS Global AM (Americas)  (collectively, “UBS Global AM—Americas region”).  Mr. Allessie is a vice president and assistant secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Rose Ann Bubloski* Age: 45	Vice President and Assistant Treasurer	Since 2011
Ms. Bubloski is a director (since 2012) (prior to which she was an associate director) and senior manager of the US mutual fund treasury administration department of UBS Global AM – Americas region.  She was vice president at Cohen & Steers Capital Management, Inc. (investment manager) (from 2007 to 2008).  She is vice president and assistant treasurer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Mark E. Carver* Age: 50	President	Since 2010
Mr. Carver is a managing director and Head of Product Development and Management - Americas for UBS Global AM – Americas region (since 2008).  In this role, he oversees product development and management for both wholesale and institutional businesses.  He is a member of the Americas Management Committee (since 2008) and the Regional Operating Committee (since 2008).  Prior to 2008, Mr. Carver held a number of product-related or sales responsibilities with respect to funds, advisory programs and separately managed accounts.  Mr. Carver joined a predecessor of an affiliated firm in 1985 and has been with UBS Global AM – Americas region (or its affiliates) since 1996.  Mr. Carver is president of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Thomas Disbrow* Age: 47	Vice President, Treasurer and Principal Accounting Officer	Since 2004 and 2006, respectively
Mr. Disbrow is a managing director (since 2011) (prior to which he was an executive director (since 2007)) and head of North Americas fund treasury (since 2011) of UBS Global AM— Americas region. Mr. Disbrow is a vice president and treasurer and/or principal accounting officer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Michael J. Flook* Age: 48	Vice President and Assistant Treasurer	Since 2006
Mr. Flook is a director (since 2010) (prior to which he was an associate director) and a senior manager of the US mutual fund treasury administration department of UBS Global AM—Americas region (since 2006).  Mr. Flook is a vice president and assistant treasurer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Christopher S. Ha* Age: 33	Vice President and Assistant Secretary	Since 2012
Mr. Ha is a director and associate general counsel (since 2012) at UBS Global AM—Americas region. Prior to joining UBS Global AM—Americas region, Mr. Ha was of counsel at Buhler, Duggal & Henry LLP (law firm) (from 2012 to July 2012) and an associate attorney at Dechert LLP (law firm) (2007 to 2009). Mr. Ha is a vice president and assistant secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Mark F. Kemper** Age: 55	Vice President and Secretary	Since 1999
Mr. Kemper is a managing director (since 2006) and head of the legal department of UBS Global AM—Americas region (since 2004).  He has been secretary of UBS Global AM—Americas region (since 2004), secretary of UBS Global Asset Management Trust Company (since 1993) and secretary of UBS AM Holdings (USA) Inc. (since 2001).  Mr. Kemper is vice president and secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Joanne M. Kilkeary* Age: 45	Vice President and Assistant Treasurer	Since 2006
Ms. Kilkeary is an executive director (since 2013) (prior to which she was a director (since 2008)) and a senior manager (since 2004) of the US mutual fund treasury administration department of UBS Global AM—Americas region. Ms. Kilkeary is a vice president and assistant treasurer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Name, address and age	Position(s) held with the Fund	Term of office† and length of time served	Principal occupation(s) during past 5 years
Tammie Lee* Age: 42	Vice President and Assistant Secretary	Since 2005
Ms. Lee is an executive director (since 2010) (prior to which she was a director (since 2005)) and associate general counsel of UBS Global AM— Americas region.  Ms. Lee is a vice president and assistant secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Joseph McGill* Age: 51	Vice President and Chief Compliance Officer	Since 2004
Mr. McGill is managing director (since 2006) and chief compliance officer (since 2003) at UBS Global AM—Americas region.  Mr. McGill is a vice president and chief compliance officer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Nancy D. Osborn* Age: 47	Vice President and Assistant Treasurer	Since 2007
Mrs. Osborn is a director (since 2010) (prior to which she was an associate director) and a senior manager of the US mutual fund treasury administration department of UBS Global AM—Americas region (since 2006). Mrs. Osborn is a vice president and assistant treasurer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Eric Sanders* Age: 48	Vice President and Assistant Secretary	Since 2005
Mr. Sanders is a director and associate general counsel of UBS Global AM—Americas region (since 2005).  Mr. Sanders is a vice president and assistant secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Andrew Shoup* Age: 57	Vice President and Chief Operating Officer	Since 2006
Mr. Shoup is a managing director and global head of the fund treasury administration department of UBS Global AM—Americas region (since 2006). Mr. Shoup is also a director of UBS (IRL) Fund p.l.c. (since 2008).  Mr. Shoup is a vice president and chief operating officer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Keith A. Weller* Age: 57	Vice President and Assistant Secretary	Since 2004
Mr. Weller is an executive director and senior associate general counsel of UBS Global AM—Americas region (since 2005) and has been an attorney with affiliated entities since 1995. Mr. Weller is a vice president and assistant secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM—Americas region serves as investment advisor or manager.

Mandy Yu* Age: 29	Vice President	[Since March 2013]
Ms. Yu is an authorized officer (since 2012) and tax compliance manager (since March 2013) of the US mutual fund treasury administration department of UBS Global AM—Americas region. She was a Fund Treasury Manager (from 2012 to March 2013) and a Mutual Fund Administrator (from 2007 to 2012) for UBS Global AM—Americas region. Ms. Yu is a vice president of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

†           Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board.
*           This person’s business address is 1285 Avenue of the Americas, New York, NY 10019-6028.
**           This person’s business address is One North Wacker Drive, Chicago, IL 60606.

Ownership of shares

As of September 30, 2013, the following persons or entities were known by the Fund to be owners of more than 5% of the Fund’s  common stock. The Fund has no knowledge whether the record holdings reported below are also held beneficially.

Name and address of beneficial owner	Amount and nature of ownership	Percent of Fund
[ ]	[ ]	[ ]

Other than as set forth above, as of September 30, 2013, UBS Global AM does not know of any other person who owned of record or beneficially 5% or more of the common stock of the Fund.

Section 16(a) beneficial ownership reporting compliance

The Fund is not aware of any outstanding report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 by any Board member or officer.

Shareholder proposals

The Fund anticipates mailing this proxy statement on or about October 17, 2013. In addition, the Fund anticipates that its next annual meeting of shareholders will be held on or around the same date next year. Any shareholder who wishes to submit proposals for inclusion in the Fund’s  proxy statement and proxy card to be considered at the Fund’s  2014 annual meeting of shareholders should send such proposals to Mark Kemper, the Secretary of the Fund, at UBS Global Asset Management (Americas), Inc., One North Wacker Drive, Chicago, Illinois 60606. In order for such proposals to be included in the Fund’s  proxy statement and proxy card relating to the 2014 annual meeting of shareholders, shareholder proposals must be received by the Fund no later than June 19, 2014 and must satisfy other requirements of the federal securities laws. Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement. A shareholder who wishes to make a proposal at the Fund’s  2014 annual shareholders’ meeting without including the proposal in the Fund’s  proxy statement and proxy card must notify the Fund of such proposal by directing such notice to the Secretary of the Fund at the address set forth above by no later than September 2, 2014. If a shareholder fails to give notice to the Fund by this date, then the persons named as proxies in the proxies solicited by the Board for the 2014 annual meeting of shareholders may exercise discretionary  voting power with respect to any such proposal.

Solicitation of Proxies
Your vote is being solicited by the Directors of the Fund. The cost of soliciting these proxies will be borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies.

In addition, the Fund has made arrangements with a professional proxy solicitation firm, Georgeson Inc., to assist with the solicitation of proxies.  The Fund anticipates that the cost of retaining Georgeson Inc. will be approximately $50,000, plus expenses. Georgeson Inc. has informed the Fund that it intends to employ approximately 40 persons to solicit proxies.

The Fund expects that the solicitation will be primarily by mail, but also may include telephone, telecopy, electronic, oral, or other means of communication. If the Fund does not receive your proxy by a certain time you may receive a telephone call from a proxy soliciting agent asking you to vote.

Other business

UBS Global AM knows of no business to be presented at the meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interest of the Fund.

By order of the Board of Directors, Mark F. Kemper
Vice President and Secretary

October 17, 2013

It is important that you execute and return your proxy promptly.

Fort Dearborn Income Securities, Inc.

Proxy statement

Fort Dearborn Income Securities, Inc.

Notice of annual meeting to be held on December 6, 2013 and proxy statement

Appendix A
[Nominating, Compensation and Governance Committee Charter to be inserted]

AUTHORIZED SIGNATURES -- THIS CARD MUST BE SIGNED AND DATED FOR YOUR VOTE TO BE
COUNTED -- DATE AND SIGN BELOW

FORT DEARBORN INCOME SECURITIES, INC.

ANNUAL MEETING OF SHAREHOLDERS -- DECEMBER 6, 2013

P R O X Y
The undersigned hereby appoints as proxies, Joseph J. Allessie and Tammie Lee, and each of them (with full power of substitution) to represent the undersigned and to vote for the undersigned all shares of common stock of the undersigned at the aforesaid meeting and any adjournment or postponement thereof with all the power the undersigned would have if personally present.  The shares represented by this proxy will be voted as instructed. IF NO INSTRUCTIONS ARE RECEIVED, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE  "FOR" ALL OF THE NOMINEES IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2 – 5.  ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORT DEARBORN INCOME SECURITIES, INC.

YOUR VOTE IS IMPORTANT.  Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

This proxy will not be voted unless it is dated and signed exactly as instructed below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE  "FOR" ALL OF THE NOMINEES IN
PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2 – 5.

1. Election of Directors.
01 -- Adela Cepeda	FOR ALL NOMINEES [ ]	WITHHOLD VOTE FROM ALL NOMINEES [ ]
02 -- John J. Murphy
03 -- Frank K. Reilly
04 -- Edward M. Roob
05 -- Abbie J. Smith
06 -- J. Mikesell Thomas

FOR ALL EXCEPT - TO WITHHOLD A VOTE FOR ONE OR MORE NOMINEES, MARK THE "FOR ALL NOMINEES" BOX ABOVE AND WRITE THE NAME OF THE NOMINEE(S) TO BE EXCLUDED ON THE LINE BELOW
___________________________________________

2. Proposal to amend and convert the fundamental investment policy related to investment grade debt to a non-fundamental policy.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3. Proposal to amend the fundamental investment restriction related to borrowing and senior securities.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4. Proposal to amend the fundamental investment restriction related to commodities.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5. Proposal to eliminate the fundamental investment restrictions related to: (a) the mortgaging, hypothecating, or pledging of assets; (b) securities on margin; (c) short sales and short positions; and (d) options.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

If  shares  are  held by an  individual, sign your name  exactly as it appears on this card.  If shares are held  jointly, either  party may sign,  but the name of the party signing should conform exactly to the name shown on this proxy card. If shares   are  held  by  a   corporation, partnership  or other  entity,  the name and capacity of the  individual  signing the  proxy  card  should  be   indicated unless  it is  reflected  in the form of registration.  Sign exactly as name appears hereon.

Date ___________________________________

________________________________________                                                                                                ________________________________________
Signature                                                                                                                                                                            Signature, if held jointly

________________________________________
Title or Authority